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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                SCHEDULE 14A

        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]     Preliminary Proxy Statement
[ ]     Confidential, for Use of the Commission Only (as permitted by
        Rule14a-6(e)(2))
[ ]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[x]     Soliciting Material Pursuant to Rule 14a-12

                           BELLSOUTH CORPORATION
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              (Name of Registrant as Specified in its Charter)


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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
          (1)  Title of each class of securities to which transaction
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          (2)  Aggregate number of securities to which transaction applies:


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          (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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[ ]       Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which
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The following FAQS were used in announcing the proposed acquisition of
BellSouth by AT&T Inc. to the employees BellSouth employees.

EMPLOYEE FAQS RELATED TO THE BELLSOUTH-AT&T MERGER

WHY IS AT&T ACQUIRING BELLSOUTH?
Communications services are in a state of continuing change. In the past few years, we have seen the value of consolidation as it has provided new opportunities for growth and innovation. The merger of Cingular and AT&T Wireless, for example, has resulted in customer growth, increased investment and innovation of new products and services. We have also seen tremendous progress with the convergence of wireline and wireless technologies. We believe the merger of AT&T and BellSouth will result in further progress and advances in communication services. The combined company's strong financial position means the ability to invest in next-generation products, services and technology. We will be better able to meet customer demands and compete successfully.

This combination is good for shareholders. Our shareholders will receive a 17.9% premium over the closing price on March 3. In addition, after the merger closes, we expect our shareholders to benefit from AT&T's higher annual dividend. Based on the exchange ratio, AT&T's annual dividend of $1.33 is the equivalent of $1.76 for each outstanding BellSouth share, representing a 52% increase to BellSouth's current dividend.

It also provides our employees the opportunity to work for the most respected telecommunications company in the U.S and one of the most respected companies in the world. Both companies are known for their customer service and network excellence. And both companies value diversity and inclusion.

WHAT ARE THE TERMS OF THE DEAL?
BellSouth shareholders will receive 1.325 shares of AT&T common stock for each BellSouth share that they hold. Based on AT&T's stock price at the close of trading on March 3, 2006, this exchange ratio equals $37.08 per share. The transaction is expected to be tax-free to BellSouth shareholders.

AT&T ANNOUNCED THAT THE NET PRESENT VALUE OF EXPECTED SYNERGIES IS ESTIMATED TO BE APPROXIMATELY $18 BILLION. WHERE WILL THE COST SAVINGS COME FROM?
Almost all of the efficiencies are expected to come from reduced costs over and above expected cost improvements from the ongoing productivity initiatives of BellSouth, AT&T and Cingular.
o The largest savings are expected to come from backbone network operations and IT, as facilities and operations are consolidated, and from increased capital efficiencies.
o Substantial savings will come from eliminating duplicate corporate functions.
o Additional savings will come from overlapping customer sales and service operations.

WILL THE PENDING MERGER AFFECT BELLSOUTH'S COMPENSATION AND BENEFITS PRIOR TO THE CLOSING, AND HOW SOON AFTER THE CLOSING MIGHT BENEFITS BE CHANGED? The merger agreement does not require BellSouth to terminate or reduce any of its overall benefits and compensation programs. BellSouth's benefits plans and compensation programs in general will remain in effect and will continue to be administered in accordance with their terms until closing (although BellSouth continues to reserve the right to modify these programs in any way and in accordance with the needs of the business). In other words, the current compensation and benefits structures will continue "business as usual" through the closing. After closing, all decisions regarding benefits and compensation will be made by AT&T. However, under the merger agreement, AT&T has agreed that, for a period of time after the merger, BellSouth management employees will have compensation and benefit plans and programs that are no less favorable in the aggregate than they have at BellSouth. This commitment will continue for 12 months from the closing or until Dec. 31, 2007, whichever is later. Eventually, BellSouth employees will migrate to the benefit plans and programs of the AT&T companies.

BellSouth's 2005 bonus payments and CAD increases will proceed as planned, on schedule and unchanged as a result of this agreement. Bonuses will be paid on March 15. Management salary increases will be effective May 1. Bonuses for 2006 will be paid as earned in March 2007.

HOW DOES THE PENDING MERGER IMPACT THE VOLUNTARY OFFERS THAT ARE CURRENTLY OUTSTANDING?
The terms of the current voluntary management severance offer were not changed by the merger agreement. Regarding the current offer, we are reviewing what modifications, if any, should be made to that process in light of this merger announcement. Further information will be made available in the next few days.

WILL THERE BE JOB CONSOLIDATION AFTER THE CLOSING OCCURS?
It is anticipated that the majority of BellSouth positions will be unaffected by the merger. However, headquarters staff, support functions and overlapping operations will be consolidated.

WILL THERE BE A SEVERANCE PACKAGE OFFERED TO EMPLOYEES WHO LEAVE THE COMBINED COMPANY?
Employees who leave the combined company under certain circumstances will be provided benefits under a separation plan. The severance plan will be maintained for two years after closing for employees who separate after closing and who separate for reasons other than for cause (as defined under the enhanced separation plan). The general terms of the enhanced separation plan will be (1) a severance pay formula equal to 7% of base pay per year of service (minimum of 50% and maximum of 150%), (2) a pro-rated bonus payment, (3) rule of 65 for retiree medical (and 6 months paid COBRA for others), (4) rule of 65 for telephone concession, and (5) outplacement services.

WHAT HAPPENS TO ANY BELLSOUTH STOCK OPTIONS, RESTRICTED SHARES AND RESTRICTED STOCK UNITS?
At the time the merger closes, unvested and outstanding BellSouth stock options will become fully vested and exercisable as provided in the award agreements. Also, as of closing, each of your outstanding options to purchase BellSouth common stock will be converted (at the exchange ratio) into an option to purchase shares of AT&T common stock on similar terms. BellSouth restricted shares and restricted stock units will be converted into AT&T restricted shares and restricted stock units based on the exchange ratio.

WHAT HAPPENS TO ANY BELLSOUTH PERFORMANCE SHARES?
After the merger closes, all performance shares will pay out pro-rata based on actual performance through the date of closing. Payment of performance shares will occur as soon as administratively feasible following the date of closing. AT&T will grant replacement performance shares in an amount approximately equal in value to the forfeited performance shares.

WHAT HAPPENS TO MY 401(k) PLAN?
The 401(k) plans will not change as a result of the merger agreement, and your account will continue to be invested according to your investment direction. However, following the closing, the BellSouth stock fund in each 401(k) plan will exchange its holdings of BellSouth common stock for AT&T common stock in accordance with the 1.325 exchange ratio set forth in the merger agreement. Any decisions regarding the 401(k) plans after the merger closes will be made by AT&T.

WILL THE PENDING MERGER AFFECT BENEFITS FOR EMPLOYEES COVERED UNDER THE COLLECTIVE BARGAINING AGREEMENTS?
No, the terms of the current bargaining agreements will remain in effect.

ARE BELLSOUTH'S PENSIONS/CASH BALANCE ACCOUNTS SECURE? WILL THE PLANS CHANGE PRIOR TO THE CLOSE BECAUSE OF THE MERGER ANNOUNCEMENT? WILL THE BELLSOUTH PENSION PLANS CONTINUE AFTER THE MERGER?
The BellSouth pension plans will not change as a result of the merger agreement. Individuals currently receiving pensions can be confident that there will be no disruption in receiving their monthly pension annuities from BellSouth and following the merger with AT&T, in accordance with the terms of BellSouth's pension plans. You should be aware that under law, companies cannot reduce or eliminate a person's accrued and vested pension benefit under tax-qualified plans, such as BellSouth's. In addition, BellSouth's pension plans remain well-funded. Any decisions regarding the pension plans after the merger closes will be made by AT&T.

WILL MY YEARS OF BELLSOUTH SERVICE BE RECOGNIZED BY AT&T?
Yes, BellSouth service will be recognized by AT&T after the closing occurs.

                          MERGER APPROVAL PROCESS
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WHAT APPROVALS WILL BE REQUIRED?
Approvals are required from BellSouth's and AT&T's shareholders, the FCC, the U.S. Department of Justice, various state regulatory agencies and a small number of local and foreign authorities.

HOW LONG DO YOU ANTICIPATE REGULATORY APPROVAL WILL TAKE?
We expect the regulatory approval process to take up to 12 months.

                                HEADQUARTERS
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WHERE WILL THE NEW COMPANY HEADQUARTERS BE LOCATED?
The combined company will be headquartered in San Antonio, Texas, but will maintain a Southeast regional headquarters in Atlanta, Ga.

WHAT WILL HAPPEN TO THE HEADQUARTERS OF OTHER OPERATIONS (SUCH AS CINGULAR)? Cingular's headquarters will remain in Atlanta. Also, the state headquarters for each state in BellSouth's current nine-state region will continue to operate as state headquarters for the combined company. At this point, there has been no decision regarding the location of the headquarters for BellSouth's Advertising and Publishing business.

                                   OTHER
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SHOULD I CONTACT MY COUNTERPART IN AT&T TO BEGIN THE MERGER TRANSITION?
No, you should not contact your counterpart at AT&T to discuss post-merger integration. Please remember that we are still separate companies and must continue to operate separately until the closing. We will provide further information on this in the near future.

CAN I TALK TO ANY OF MY FRIENDS OR CONTACTS AT AT&T?
You may continue to have personal conversations with AT&T employees or conversations that are part of your day-to-day responsibilities at BellSouth. However, you should not discuss post-merger integration.

WHERE CAN I LEARN MORE ABOUT THE MERGER?
We'll be communicating more information in the weeks and months ahead. Watch for an employee intranet Web site devoted to the merger. We will also set up a mailbox where you can send questions about the merger.

We have included or incorporated by reference in this document forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties, and actual results might differ materially from these statements. Such statements include, but are not limited to, statements about the benefits of the merger, including future financial and operating results, the combined company's plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of AT&T Inc. and BellSouth Corporation and are subject to significant risks and uncertainties and outside of our control.

The following factors, among others, could cause actual results to differ from those described in the forward-looking statements in this document: the ability to obtain governmental approvals of the merger on the proposed terms and schedule; the failure of AT&T shareholders to approve the issuance of AT&T common shares or the failure of BellSouth shareholders to approve the merger; the risk that the businesses of AT&T and BellSouth will not be integrated successfully or as quickly as expected; the risk that the cost savings and any other synergies from the merger, including any savings and other synergies relating to the resulting sole ownership of Cingular Wireless LLC may not be fully realized or may take longer to realize than expected; disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers; and competition and its effect on pricing, spending, third-party relationships and revenues. Additional factors that may affect future results are contained in AT&T's, BellSouth's, and Cingular Wireless LLC's filings with the Securities and Exchange Commission ("SEC"), which are available at the SEC's Web site (http://www.sec.gov). Neither AT&T nor BellSouth is under any obligation, and each expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

NOTE: IN CONNECTION WITH THE PROPOSED MERGER, AT&T INTENDS TO FILE A REGISTRATION STATEMENT ON FORM S-4, INCLUDING A JOINT PROXY STATEMENT OF AT&T AND BELLSOUTH, AND AT&T AND BELLSOUTH WILL FILE OTHER MATERIALS WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"). INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT, INCLUDING THE JOINT PROXY STATEMENT (AND ALL AMENDMENTS AND SUPPLEMENTS TO IT) AND OTHER MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain free copies of the registration and joint proxy statement, when they become available, as well as other filings containing information about AT&T and BellSouth, without charge, at the SEC's Web site (www.sec.gov). Copies of AT&T's filings may also be obtained for free from AT&T at AT&T's Web site (www.att.com) or by directing a request to AT&T Inc. Stockholder Services, 175 E. Houston, San Antonio, Texas 78258. Copies of BellSouth's filings may be obtained without charge from BellSouth at BellSouth's Web site (www.bellsouth.com) or by directing a request to BellSouth at Investor Relations, 1155 Peachtree Street, Atlanta, Georgia 30309.

AT&T, BellSouth and their respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies in respect of the proposed merger. Information regarding AT&T's directors and executive officers is available in AT&T's 2005 Annual Report on Form 10-K filed with the SEC on March 1, 2006 and AT&T's preliminary proxy statement for its 2006 annual meeting of stockholders, filed with the SEC on February 10, 2006, and information regarding BellSouth's directors and executive officers is available in BellSouth's 2005 Annual Report on Form 10-K filed with the SEC on February 28, 2006 and BellSouth's proxy statement for its 2006 annual meeting of shareholders, filed with the SEC on March 3, 2006. Additional information regarding the interests of such potential participants will be included in the registration and joint proxy statement, and the other relevant documents filed with the SEC when they become available.